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                                                                   EXHIBIT 23(b)



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 dated June 27, 1997) pertaining to the Valley Group Employees' 401(k) Savings Plan of our report dated March 21, 1997, with respect to the consolidated financial statements of Fund American Enterprises Holdings, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                         Ernst & Young LLP



New York, New York
June 26, 1997